                            SCHEDULE 14C INFORMATION

      INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Information Statement       [ ] Confidential, for Use of
[X]  Definitive Information Statement            the Commission Only (as
                                                 permitted by Rule 14c-5(d)(2))


                               BAY RESOURCES LTD
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
  (Name of Person(s) Filing Information Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                               BAY RESOURCES LTD.
                            (A DELAWARE CORPORATION)

                             INFORMATION STATEMENT

                       DATE FIRST MAILED TO STOCKHOLDERS:

                               DECEMBER 14, 2001

                                 210 KINGS WAY
                                SOUTH MELBOURNE
                                 VICTORIA 3205
                                   AUSTRALIA
                  (PRINCIPLE EXECUTIVE OFFICES OF THE COMPANY)

                       WE ARE NOT ASKING YOU FOR A PROXY

                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                               BAY RESOURCES LTD.

                             INFORMATION STATEMENT

                                  INTRODUCTION

     This Information Statement is being furnished to Stockholders of Bay Resources Ltd. a Delaware corporation (the "Company"), pursuant to the requirements of Regulation 14C under the Securities Exchange Act 1934, as amended, in connection with an Action by Written Consent, dated November 29, 2001, of the Stockholders of the Company in lieu of the Annual Meeting of Stockholders of the Company for the year ended June 30, 2001 (the "Written Consent"). A copy of the Written Consent is attached as Exhibit "A" to this Information Statement.

     Management of the Company is utilising the Written Consent in order to reduce the expenses and demands on the Company's executives' time necessitated by the holding of a meeting of stockholders, since the only business of such a meeting would be the election of Directors and the Company's major Stockholder, Edensor Nominees Pty Ltd ("Edensor") and certain companies which have some common Directors with the Company representing 84.1% of the issued and outstanding shares of the Company's $.0001 par value common stock (the "Common Stock") have indicated that they will vote for Management's nominees for election as Directors, thereby ensuring the election of such nominees. See "Vote Required"; "Other Information Regarding the Company -- Security Ownership of Certain Beneficial Owners and Management"; and "Directors and Executive Officers". The Company has received executed Written Consents from Edensor and certain companies which have some common Directors with the Company which shall be effective 21 days from the date this Information Statement is first mailed to Stockholders. See "Matters Set Forth in the Written Consent".

     Stockholders of record at the close of business on November 29, 2001 are being furnished copies of this Information Statement. The principal executive offices of the Company are located at 210 Kings Way, South Melbourne, Victoria, 3205, Australia, and the Company's telephone number is 011 613 9234 1100.

                    MATTERS SET FORTH IN THE WRITTEN CONSENT

     The Written Consent contains a resolution electing Management's six nominees for Director to serve for a one year term, or until their successors are duly elected and qualified. Management's nominees for Director are Joseph Isaac Gutnick, Marcus Nathan Solomon, David Stuart Tyrwhitt, Peter James Lee, David Prentice, Samual Dov Farkas and Paul Ehrlich. Edensor and certain companies which have some common Directors with the Company, representing 84.1% of the currently issued and outstanding shares of Common Stock, have executed the Written Consent, thereby ensuring the election of Management's nominees as Directors. See "Other Information Regarding The Company -- Security Ownership of Certain Beneficial Owners and Management."

     Set forth below is a table of the stockholders who have executed the Written Consent and, to the best of the Company's knowledge, the number of shares of Common Stock beneficially owned by such stockholders as of November 29, 2001.

                                                              NO. OF SHARES OF   PERCENTAGE OF
                                                                COMMON STOCK      OUTSTANDING
                                                                BENEFICIALLY        COMMON
STOCKHOLDER                                                        OWNED             STOCK
-----------                                                   ----------------   -------------
Autogen Limited(1)..........................................        47,082            0.7%
Gutnick Resources N.L.(1)(2)................................         8,949            0.1%
Quantum Resources Limited(1)................................         1,918            0.1%
AWI Administration Services Pty Ltd(1)......................       229,489            3.6%
Edensor Nominees Pty Ltd(3).................................     5,002,310           78.8%
Pearlway Investments Pty Ltd(3).............................        26,000            0.4%
Joseph I. Gutnick(3)........................................        25,650            0.4%
                                                                 ---------           ----
                                                                 5,341,398           84.1%
                                                                 =========           ====

---------------

(1) Messrs. Gutnick, Lee, Prentice, Farkas and Dr. Tyrwhitt, Management nominees for election to the Board of Directors, are officers and/or Directors of these companies.

(2) Mr. Solomon, Management nominee for election to the Board of Directors, is a Director of Gutnick Resources.

(3) Joseph I. Gutnick, Stera M. Gutnick and members of their family are officers, Directors and principal Stockholders of Edensor and Pearlway.

                                 VOTE REQUIRED

     Counterpart copies of the Written Consent evidencing a majority of the outstanding shares of Common Stock, must be received by the Company within sixty days of the earliest dated counterpart copy of the Written Consent received by the Company in order to effectuate the matters set forth therein. As of November 29, 2001 (date of Written Consent), 6,347,089 shares of Common Stock were issued and outstanding, thus, Stockholders representing no less than 3,173,545 shares of Common Stock were required to execute the Written Consent to effect the matters set forth therein. As discussed under "Matters Set Forth in the Written Consent" Edensor and certain companies which have some common Directors with the Company beneficially owning approximately 5,341,398 shares of Common Stock, or 84.1% of the outstanding Common Stock, have executed the Written Consent, thereby ensuring the election of Management's nominees for Directors of the Company. MANAGEMENT IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND MANAGEMENT A PROXY.

                    OTHER INFORMATION REGARDING THE COMPANY

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth to the best of the Company's knowledge the number of shares beneficially owned as of November 29, 2001, by (i) each of the current Executive Officers and Directors of the Company (ii) each person (including any "group" as that term is defined in Section 13(d)(3) of the Exchange Act) who beneficially owns more than 5% of the Common Stock, and (iii) all current Directors and officers of the Company as a group.

                                                              NUMBER OF             PERCENT OF
                                                               SHARES                 SHARES
NAME                                                            OWNED                  (1)
----                                                          ---------             ----------
Edensor Nominees Proprietary Limited........................  5,002,310                78.8%
Marcus Solomon..............................................         --(5)
David Tyrwhitt..............................................         --(2)                *
Joseph I. Gutnick...........................................  5,053,960(2)(4)(6)(7)    79.6%
Stera M. Gutnick............................................  5,028,310(4)(7)          79.2%
Peter Lee...................................................         --(2)                *
David Prentice..............................................         --(2)                *
Dov Farkas..................................................         --(2)                *
Paul Ehrlich................................................         --
All officers and directors as a group (7 persons)...........  5,053,961                79.6%

---------------

 *  Represents less than 1% of the outstanding Common Stock

(1) Based upon 6,347,089 shares outstanding.

(2) Does not include (i) 47,082 shares of Common Stock beneficially owned by Autogen Limited or (ii) 8,949 shares of Common Stock beneficially owned by Gutnick Resources N.L. or (iii) 229,489 shares of Common Stock owned by AWI Administration Services Pty. Ltd., or (iv) 1,918 shares of Common Stock beneficially owned by Quantum Resources Limited, companies of which Messrs Gutnick, Lee, Prentice, Farkas and Dr. Tyrwhitt are officers and/or Directors. They, however, disclaim beneficial ownership to those shares.

(3) Does not include 2,500 shares of Common Stock beneficially owned by the Company.

(4) Includes 5,002,310 shares of Common Stock owned by Edensor Nominees Proprietary Limited and 26,000 shares of Common Stock owned by Pearlway Investments Pty. Ltd. of which Joseph I. Gutnick, Stera M. Gutnick and members of their family are officers, Directors and principal stockholders.

(5) Does not include 8,949 shares of Common Stock beneficially owned by GKR a company of which Mr. Solomon is a Director however, he disclaims beneficial ownership to those shares.

(6) Joseph I. Gutnick is the beneficial owner of 25,650 shares.

(7) Joseph I. Gutnick and Stera M. Gutnick are husband and wife.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, executive officers and beneficial owners of more than 10% of the outstanding Common Stock are required to file reports with the Securities and Exchange Commission concerning their ownership of and transactions in the Company's Common Stock and are also required to provide the Company with copies of such reports. Based solely on such reports and related information furnished to the Company, the Company believes that in fiscal 2001 all such filing requirements were complied with in a timely manner by all directors and executive officers, except that Messrs. Prentice and Farkas filed reports on Form 3 after the due dates of such Forms.

                    ELECTION OF DIRECTORS BY WRITTEN CONSENT

GENERAL

     The Certificate of Incorporation of the Company provides that the number of Directors of the Company shall be not less than six nor more than nine as shall be fixed in the By-laws of the Company.

     Directors need not be Stockholders of the Company or residents of the State of Delaware. Directors are elected for an annual term and generally hold office until the next Directors have been duly elected and qualified. Directors may receive compensation for their services as determined by the Board of Directors. See "Compensation of Directors and Executive Officers". A vacancy on the Board may be filled by the remaining Directors even though less than a quorum remains. A Director appointed to fill a vacancy remains a Director until his successor is elected by the Stockholders at the next annual meeting of Shareholders or until a special meeting is called to elect Directors.

     Currently the Board of Directors consists of six members. Currently serving as Directors are Messrs. Gutnick, Solomon, Lee, Prentice, Farkas and Dr. Tyrwhitt. It is proposed that Mr. Ehrlich joins the Board of Directors.

     During the year ended June 30, 2001 the Board of Directors held 4 meetings in person or by Written Consent. All members of the Board of Directors attended more than 75% of the total number of meetings of the Board that they were eligible to attend.

     The Board of Directors has no standing committees and acts as its own nominating compensation and internal audit committee.

     The executive officers of the Company are appointed by the Board of Directors. There are no family relationships between any Directors or executive officers of the Company.

NOMINEES FOR ELECTION AS DIRECTOR

     The following table sets forth certain information with respect to persons nominated by the Board of Directors of the Company for election as Directors of the Company and who will be elected by the Written Consent:

NAME                                        AGE       POSITION(S) CURRENTLY HELD WITH THE COMPANY
----                                        ---   ---------------------------------------------------
Joseph Gutnick............................  49    Chairman of the Board, President, Chief Executive
                                                  Officer and Director
Marcus Solomon............................  38    Vice President and Director
David Tyrwhitt............................  63    Vice President and Director
Peter Lee.................................  44    Director, Secretary and Chief Financial Officer
David Prentice............................  38    Director
Dov Farkas................................  26    Director
Paul Ehrlich..............................  43    Director

     The Board of Directors knows of no reason why any nominee will be unable or will refuse to accept election. However if any nominees becomes unable or refuses to accept election, the Board of Directors will reduce the number of Directors standing for election and the Written Consent will be revised accordingly.

     If elected, all nominees are expected to serve until the 2002 annual meeting of Stockholders or until their successors are duly elected and qualified.

DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below are the biographies of each of the Company's current executive officers and Directors (all of whom are Management's nominees for election as directors).

     Joseph Isaac Gutnick. Mr. Gutnick has been the Chairman of the Board, President and Chief Executive Officer of the Company since March, 1988. Mr. Gutnick has been a Director of numerous public listed companies in Australia specialising in the mining sector since 1980. Mr. Gutnick is Executive Chairman of Tahera Corporation, a company that is listed on Toronto Stock Exchange. Mr. Gutnick was appointed a Director of the World Gold Council in November 1999. He is a Fellow of the Australasian Institute of Mining & Metallurgy and the Australian Institute of Management, and a Member of the Institute of Company Directors in Australia.

     Marcus Nathan Solomon. Mr. Solomon is a partner of the legal firm Gadens Lawyers in Perth, Western Australia where he was appointed partner in 1994 and currently heads the National Gadens Lawyers Native Title Group. He holds a Bachelor of Laws with First Class Honors from the University of Western Australia which includes an Honor dissertation on fiduciary obligations in Mining Joint Ventures. Mr. Solomon has extensive experience in resources law, property matters, general commercial litigation and in particular, is recognized nationally as a leader in Native Title law particularly as it affects resource projects.

     David Stuart Tyrwhitt. Dr. Tyrwhitt was appointed a Director of the Company in November, 1996. He is a geologist, holding a Bachelor of Science and Phd degrees and has 39 years experience in mineral exploration and management development and operation of gold mines in Australia. Dr. Tyrwhitt is a Director of several public listed companies in Australia in the mining industry.

     Peter James Lee. Mr. Lee has been Chief Financial Officer and Chief Accounting Officer since August 1989 and was appointed a Director of the Company in February, 1996. Mr. Lee is a Member of the Institute of Chartered Accountants in Australia and the Institute of Company Directors in Australia, a Fellow of the Chartered Secretaries Australia Ltd., and holds a Bachelor of Business (Accounting) from Royal Melbourne Institute of Technology. He has over 20 years commercial experience and is currently General Manager Corporate and Company Secretary of several listed public companies in Australia.

     David Prentice. Mr. Prentice has over 13 years experience in the mining industry in both land management and business development. He has extensive experience in managing the commercial aspects of publicly listed exploration and mining companies, including business and project analysis support (playing an active role in the growth of companies by assisting with the identification and analysis of potential acquisition opportunities), negotiating and managing land access and Joint Venture agreements and managing legislative compliance (including Native Title, Environmental and Mining legislation across Australia).

     Dov Farkas. Mr. Farkas has been responsible since January 2000 for the investor relations activities of six public listed companies in the resources and biotechnology fields, namely Astro Mining N.L, Autogen Limited, Bay Resources Ltd, Guitnick Resources N.L, Johnson's Well Mining N.L and Quantum Resources Limited. Prior to that time, Mr. Farkas was employed by Swiss commodities trading group Glencore International AG, in the global coal trading division based in Sydney. During this four-year period at Glencore, the coal trading division grew to become the world's largest coal trading company.

     Paul Ehrlich. Mr. Ehrlich is an attorney of 20 years experience in the fields of commercial law and commercial litigation. From 1989 to 2001 Mr. Ehrlich was a partner in the national Australian law firm of Clayton Utz, Australia's largest law firm. He has expertise in a range of corporate areas including mergers and acquisition (with an emphasis on public company takeovers, litigation and trade sales), securities law, public raisings, IPO's, government privatisation, corporate reconstructions and the negotiation and drafting of complex contractual and commercial arrangements. Mr. Ehrlich specialises in areas of complex corporate litigation and has conducted such litigation on behalf of corporate clients in the Supreme Courts of Victoria, New South Wales, South Australia, Western Australia and in the Federal Court of Australia and in the High Court of Australia. He also specialises in all areas of mining and resource law and project finance.

EXECUTIVE COMPENSATION

     No officer individually and no group of officers and Directors received any compensation for their services on behalf of or rendered to the Company for the year ended June 30, 2001 other than as noted below.

     In accordance with the Service Agreement, the Company paid AWI Administration Services Pty Ltd. A$267,000 for the fiscal year ended June 30, 2001, for services rendered and facilities provided by AWI Admin to the Company, including the services of the Company's Chief Executive Officer and Chief Financial Officer.

     The Board of Directors has established a policy that the Company will not guarantee loans to or accept notes from officers, Directors, or employees of the Company or any members of their families unless such loans or notes are approved by a majority of the disinterested non-employee Directors of the Company who shall determine that such loans may reasonably be expected to benefit the Company.

COMPENSATION PURSUANT TO PLANS

  COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     It is the policy of the Company to reimburse Directors for reasonable travel and lodging expenses incurred in attending Board of Directors meetings. In two of the Non-Executive Directors and one Executive Director were paid a total of A$76,283 for services as a Director.

     The services of the Company's Chief Executive Officer and Chief Financial Officer as well as a clerical employee are provided to it on a part-time basis pursuant to a Service Agreement dated November 25, 1988 (the "Service Agreement") by and between the Company and AWI Administration Services Pty. Ltd. ("AWI Admin"). AWI Admin also provides office facilities, equipment, administrative and clerical services to the Company pursuant to the Service Agreement. This Agreement may be terminated by written notice from the parties thereto.

     As compensation therefore, the Company pays AWI Admin for the actual cost of such facilities and services plus a maximum service fee of 15%. The Company paid AWI Admin $292,377 in respect of this Service Agreement for 2001 fiscal year.

STOCK OPTIONS

     On January 20, 2000, the Company issued 8,000,000 options over fully paid shares in the capital of the Company at an issue price of US$0.01 per option and an exercise price of US$1.00 per option to Edensor. The options have a term of 5 years with a non-exercise period of 2 years subject to a further board approval for Edensor Nominees Pty Ltd., either directly or indirectly, to exercise options in the case of a further requirement of the Company to raise working capital. On March 22, 2001, the Directors agreed to extend the term of the options from 5 years to 10 years. No options have been exercised.

LEGAL PROCEEDINGS

     There are no pending or to the knowledge of the Company threatened lawsuits involving the Company or officers or Directors of the Company in such capacities.

SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected David T. Thomson P.C., certified public accountants, as independent auditor, to audit the accounts of the Company for fiscal 2002. David T. Thomson P.C. served as the independent auditor of the Company in fiscal 2001.

     The following table sets forth the aggregate fees billed to the Company for the fiscal year ended June 30, 2001 by the Company's independent accounting firm:

Audit fees..................................................  $5,910
Financial Information Systems Design and Implementation
  Fees......................................................  $   --
All other fees..............................................  $   --
                                                              ------
                                                              $5,910
                                                              ======

                                                                       EXHIBIT A

                               BAY RESOURCES LTD

                 NOTICE PURSUANT TO SECTION 228 OF THE GENERAL
                                CORPORATION LAW

To: All Stockholders

     1. PLEASE TAKE NOTICE THAT Stockholders owning at least a majority of the outstanding stock of Bay Resources Ltd by written consent with a meeting dated November 29, 2001 have duly adopted the following resolution:

          "a resolution approving the election of the following Directors

           - Joseph Isaac Gutnick

           - Marcus Nathan Solomon

           - David Stuart Tyrwhitt

           - Peter James Lee

           - David Prentice

           - Samuel Dov Farkas

           - Paul Lawrence Ehrlich

PETER LEE
Director and Secretary

                               BAY RESOURCES LTD

                               2001 ANNUAL REPORT

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549
                             ---------------------

                                   FORM 10-K

(Mark one)
    [X]      ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
             SECURITIES EXCHANGE ACT OF 1934
                 FOR THE FISCAL YEAR ENDED JUNE 30, 2001
                                   OR
    [ ]      TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
             SECURITIES EXCHANGE ACT OF 1934

             FOR THE TRANSITION PERIOD FROM           TO

                         COMMISSION FILE NUMBER 0-16097

                             ---------------------

                               BAY RESOURCES LTD.
             (Exact name of Registrant as specified in its charter)

                  DELAWARE                                       98-0079697
       (State or other jurisdiction of                          (IRS Employer
       incorporation or organisation)                        Identification No.)
               210 KINGS WAY,
         SOUTH MELBOURNE, VICTORIA,                            3205, AUSTRALIA
  (Address of principal executive offices)                       (Zip Code)

               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE
                              011 (613) 9234 1100

          SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

             TITLE OF EACH CLASS                 NAME OF EACH EXCHANGE ON WHICH REGISTERED
             -------------------                 -----------------------------------------
                     N/A                                            N/A

          SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:
                    COMMON STOCK, PAR VALUE $.0001 PER SHARE
                                (Title of Class)

     Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such
filing requirements the past 90 days.  Yes  [X]     No  [ ]

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part 111 of this Form 10-K or any amendment to this Form 10-K.

     The aggregate market value based on the average bid and asked price on the over-the-counter market of the Registrant's common stock, ("Common Stock") held by non-affiliates of the Company was A$2,561,859 (US$1,357,785) as at September 7, 2001.

     There were 6,347,089 outstanding shares of Common Stock as of June 30,
2001.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
PART I
Item 1    Business....................................................     2
Item 2    Properties..................................................     4
Item 3    Legal Proceedings...........................................     5
Item 4    Submission of Matters to a Vote of Security Holders.........     5
PART II
Item 5    Market for the Registrant's Common Equity and Related
          Stockholder Matters.........................................     5
Item 6    Selected Financial Data.....................................     6
Item 7    Management's Discussion and Analysis of Financial Condition
          and Results of Operations...................................     7
Item 7A   Not applicable..............................................     9
Item 8    Not applicable..............................................     9
Item 9    Not applicable..............................................     9
PART III
Item 10   Directors and Executive Officers of the Registrant..........     9
Item 11   Executive Compensation......................................    10
Item 12   Security Ownership of Certain Beneficial Owners and
          Management..................................................    11
Item 13   Certain Relationships and Related Transactions..............    12
PART IV
Item 14   Exhibits, Financial Statement Schedules, and Reports on Form
          8-K.........................................................    13
Signatures............................................................    14
Exhibit Index.........................................................    15

                                     PART I

ITEM 1.  BUSINESS

GENERAL

     Bay Resources, Ltd., a Delaware corporation (the "Company") is currently looking for opportunities in the mining and exploration industry in North America, Canada and Latin America.

     Over the past few years the Company's major asset has been its 24% holding in the stock of SCNV Acquisition Corp ("SCNV"), a Delaware corporation engaged in the research and development of high efficiency, low pollution or pollution-free products and technologies in the energy conversion and conservation fields. Pursuant to a Stock Purchase Agreement dated as of June 5, 1998, ("the Stock Purchase Agreement") the Company acquired 499,701 shares in SCNV, representing approximately 24% of the issued and outstanding share capital of SCNV, in return for the whole of the share capital of Solmecs Corporation N.V., ("Solmecs"), a Netherlands Antilles company which was formerly a wholly owned subsidiary of the Company.

     The Company has two wholly owned subsidiaries, Baynet International Pty Ltd and Baynex.com.Pty Ltd, both of which are incorporated in Australia, and are currently inactive.

     In connection with the Company's future business activities, it is the policy of the Company's Board of Directors that it will not engage in any activities the scope and nature of which would subject the Company to registration and reporting requirements of the Investment Company Act of 1940.

     Unless otherwise indicated, all amounts in this Report are presented in Australian Dollars ("A$"). For the convenience of the reader, the Australian Dollar figures for the year ended June 30, 2001 have been translated into United States Dollars ("US$") using the rate of exchange at June 30, 2001 of A$1.00 = US$0.508.

     The executive offices of the Company are located at 210 Kings Way, South Melbourne Victoria, 3205, Australia and the telephone number is +613 9234 1100 (facsimile +613 9234 1110).

     The term "Company" as defined above and as used in this Report refers to Bay Resources, Ltd. and its predecessor corporation, Bayou Oil and Gas, Inc ("Bayou Oil") (described below), after giving effect to the reincorporation in the State of Delaware (also described below).

HISTORY OF THE COMPANY

     The Company's predecessor corporation, Bayou Oil, was incorporated under the laws of Minnesota in 1973. From 1973 through to 1981 Bayou Oil was engaged in the design and production of athletic equipment and it also owned rights to a line of sportswear. These business lines were ultimately discontinued and in March 1981 Bayou Oil entered into the oil and gas exploration business by acquiring certain rights to oil and gas leases. These rights were not profitable and, as a result, from 1981 through to May 1986 Bayou Oil did not engage in any meaningful business activities or operations.

     On March 6, 1987 Bayou Oil was reincorporated in the State of Delaware, its name was changed to Bayou International, Ltd, and the par value of the stock was increased from US$0.01 to US$0.15 per share. In 1987 the Company acquired 54% of the issued and outstanding capital stock of Solmecs, and in January 1992 acquired the remaining 46% of the issued and outstanding shares. At that time, therefore, Solmecs became a wholly owned subsidiary of the Company.

     On February 13, 1998, the Company incorporated a 100% owned subsidiary, Bayou Australia Pty Ltd, a corporation incorporated under the laws of Australia.

     On June 29, 1999 the Company undertook a reverse stock split on a 1:20 basis and amended its Articles of Incorporation to amend the par value of its shares from US$0.15 cents to US$0.0001 cents per share. On September 27, 1999 the Company changed its name from Bayou International, Ltd to Baynet, Ltd.

     In May 2000, the Company commenced work on the development of a B2B mining portal however, little work has been undertaken in the last nine months and the project is currently inactive.

     On July 13, 2000 the Company changed the name of its subsidiary, Bayou Australia Pty Ltd to Baynex.com.Pty Ltd. On August 21, 2000 the Company incorporated a new wholly owned subsidiary, Baynet International Pty Ltd, a corporation incorporated under the laws of Australia. In October 2000, the Company changed its name to Bay Resources Ltd.

     During fiscal 2001, the Company conducted a due diligence review of St. Andrew Goldfields Ltd ("St. Andrew") with a view to taking a substantial investment in St. Andrew. Following the conclusion of the review, the Company decided not to proceed with the investment.

SCNV ACQUISITION CORPORATION ("SCNV")

     SCNV is a Delaware corporation established in May, 1997 to select, develop and commercially exploit proprietary technologies, in various stages of development, invented primarily by scientists who have immigrated to Israel from and by scientists and institutions in, Russia and other countries that formerly comprised the Soviet Union. In furtherance of this goal, SCNV has acquired Solmecs.

THE AGREEMENT WITH SCNV

     The Stock Purchase Agreement dated June 5, 1998 between the Company, SCNV and Solmecs required the Company to deliver to SCNV all of the issued share capital in its wholly owned subsidiary Solmecs, in return for 499,701 shares in SCNV.

     The consideration shares in SCNV represent 24% of SCNV's issued share capital as at July 8, 1998. Simultaneously with the closing of the Solmecs Acquisition, SCNV completed an initial public offering of common stock and warrants which resulted in gross proceeds of approximately US$5,900,000. In connection with the Solmecs Acquisition, Baynet converted all inter-company indebtedness from Solmecs to Baynet (which aggregated approximately US$5,000,000) to a capital contribution to Solmecs.

     Baynet has been granted certain demand and "piggyback" registration rights with respect to the SCNV Shares. Notwithstanding the foregoing, Baynet has agreed not to sell, grant options for sale of, assign or transfer any of the SCNV Shares, for a period of 24 months from the closing of the Agreement which expired in June 2000. Baynet has requested SCNV to take the necessary steps to register Baynet's shareholding in SCNV.

SOLMECS CORPORATION N.V. ("SOLMECS")

     Solmecs was established in 1980 to engage in the research, development and commercialisation of products and technologies in the energy conversion field. The technology, known as LMMHD Energy Conversion Technology (ECT) is in relation to more efficient and less capital-intensive methods of power generation. If commercially successful, the technology will enable more efficient conversion of generator fuel to electrical energy by bypassing the interim conversion to mechanical energy to drive a rotor. The process requires lower capital costs and its higher efficiency will create less environmental pollution than conventional electrical generation processes.

     The specific form of LMMHD-ECT in which Solmecs is engaged is referred to as OMACON (Optimised Magnetohydrodynamic Conversion). The patented technology for the OMACON generator was originally developed by Professor Herman Branover ("Branover"), an astrophysicist who is the head of Ben-Gurion University's centre for Magnetohydrodynamic (MHD) studies in Israel and a former Professor at the Academy of Science in Riga, Latvia.

SEARCH FOR NEW BUSINESS OPPORTUNITIES

     As a result of the sale of SCNV, the Company's only significant asset is its investment in SCNV. The Company has no further operating business. The Board of Directors is exploring opportunities to effect an acquisition whether by merger, exchange or issuance of capital stock, acquisition of assets, or other similar business combination (a "Business Combination"), which the Board believes may have significant growth potential. As the Company competes for desirable acquisition candidates with a large number of entities with significantly greater financial resources and technical expertise than the Company, the Company cannot be assured that it will succeed in its efforts to conclude a Business Combination. If a Business Combination is effected, the success of the Company will depend to a great extent on the operations, financial condition, management and prospects of the entity, if any, with which the Company may merge or which it may acquire. As the Company has no arrangement, agreement or understanding with a particular business entity, the specific risks presented by such business cannot be described or assessed at this time. Such business may involve an unproven product, technology or marketing strategy, the ultimate success of which cannot be assured and such business may be in competition with larger, more established firms over which it will have no competitive advantage. The Company's new business opportunity may be highly illiquid and could result in a total loss to the Company if the opportunity is unsuccessful. Given the Company's limited resources, it is expected that the Company may not be in a position to diversify this risk by acquiring an interest in more than one business.

     Depending on the size and nature of the entity, if any, which may be acquired, the Company may utilize cash, equity, debt or a combination thereof to increase the amount of capital available for a Business Combination or to finance the operation of the acquired business. Although the Company believes additional capital may be required, the necessity for and the amount and nature of any future borrowings or other financings by the Company will depend on numerous considerations including the Company's capital requirements, its perceived ability to service such debt and prevailing conditions in the financial markets and the general economy. No assurance can be made that additional capital will be available on terms acceptable to the Company. If the Company issues additional equity to raise capital or to acquire a new business, the percentage of ownership of the current shareholders could be reduced and an "ownership change" could occur for tax purposes. An "ownership change" could adversely affect the Company's ability to use its net operating loss carryforwards.

     Although the Company is subject to regulation under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, management believes the Company is not subject to regulation under the Investment Company Act of 1940, as amended (the "Investment Company Act") insofar as the Company is not engaged in the business of investing or trading in securities. In the event the Company engages in business combinations which result in the Company holding passive investment interests in a number of entities or in the event the Company is unable to consummate a Business Combination for a substantial period of time, the Company could be subject to regulation under the Investment Company Act. In such event, the Company would be required to register as an investment company, and could incur significant registration and compliance costs and would be subject to extensive regulation.

EMPLOYEES

     The services of the Company's Chief Executive Officer and Chief Financial Officer as well as clerical employees are provided to the Company on a part-time basis pursuant to a Service Agreement dated November 25, 1988 (the "Service Agreement") by and between the Company and A.W.I. Administration Services Pty Limited ("AWI Admin"). AWI Admin also provides office facilities, equipment, administration and clerical services to the Company pursuant to the Service Agreement. The Service Agreement may be terminated by written notice from the parties thereto.

     Further detail relating to additional terms of the Service Agreement is included in "Item 2 -- Properties", "Item 13 -- Certain Relationships and Related Transactions" and "Item 11 -- Executive Compensation".

ITEM 2.  PROPERTIES

     The Company occupies certain executive and office facilities in Melbourne, Victoria, Australia which are provided to it pursuant to the Service Agreement with AWI Admin. See "Item 1 -- Business -- Employees" and "Item 13 -- Certain Relationships and Related Transactions".

     The Company believes that its administrative space is adequate for its current needs.

ITEM 3.  LEGAL PROCEEDINGS

     There are no pending legal proceedings to which the Company is a party, or to which any of its property is the subject, which the Company considers material.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     Not applicable.

                                    PART II

ITEM 5.  MARKET FOR THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER
MATTERS

     The Common Stock is traded in the over-the-counter market. The trading for the Common Stock has been sporadic and the market for the Common Stock can not be classified as an established trading market.

     The following table sets out the high and low bid information for the Common Stock as reported by the National Quotation Service Bureau for each period/quarter indicated (in US$):

CALENDAR PERIOD                                               HIGH BID(1)   LOW BID(1)
---------------                                               -----------   ----------
1999
First Quarter...............................................     0.125        0.063
Second Quarter..............................................     0.125        0.063
Third Quarter...............................................     1.250        0.220
Fourth Quarter..............................................     1.000        1.000
2000
First Quarter...............................................        --           --
Second Quarter..............................................     4.000        1.010
Third Quarter...............................................     5.000        4.000
Fourth Quarter..............................................     5.000        4.000
2001
First Quarter...............................................     5.000        4.000
Second Quarter..............................................     4.500        1.060

---------------

(1) The quotations set out herein reflect interdealer prices without retail mark-up, mark-down or commission and may not necessarily reflect actual transactions.

SHAREHOLDERS

     As of August 31, 2001 the Company had approximately 300 shareholders of record.

DIVIDEND POLICY

     It is the present policy of the Board of Directors to retain earnings for use in the Company's business. The Company has not declared any cash dividends to the holders of its Common Stock and does not intend to declare such dividends in the foreseeable future

TRANSFER AGENT

     The United States Transfer Agent and Registrar of the Company is The Bank of New York.

ITEM 6.  SELECTED FINANCIAL DATA

     The selected consolidated financial data for the Company presented below for each of the years in the five-year period ended 30 June, 2001, and the balance sheet data at June 30, 1997, 1998, 1999, 2000 and 2001 have been derived from the consolidated financial statements of the Company, which financial statements have been examined by David T. Thomson PC, independent accountants, in respect of the years June 30, 1997, 1998, 1999, 2000 and 2001. The selected financial data should be read in conjunction with the consolidated financial statements of the Company for each of the years in the three-year period ended June 30, 2001, and Notes thereto, which are included elsewhere in this Annual Report and with "Item 7 -- Management's Discussion and Analysis of Financial Condition and Results of Operations".

                      CONSOLIDATED STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              YEAR ENDED JUNE 30
                                              --------------------------------------------------
                                                                                          CONV.
                                                                                         TRANSL.
                                               1997    1998     1999    2000     2001     2000
                                              ------   -----   ------   -----   ------   -------
                                                A$      A$       A$      A$       A$       US$
Revenues....................................      --      --       --      --       --       --
                                              ------   -----   ------   -----   ------   ------
Costs and expenses..........................    (380)   (544)    (488)   (393)    (407)    (207)
                                              ------   -----   ------   -----   ------   ------
Loss from operations........................    (380)   (544)    (488)   (393)    (407)    (207)
Other income (loss).........................     344   7,280       --      --   (4,516)  (2,292)
                                              ------   -----   ------   -----   ------   ------
Profit (loss) before income taxes...........     (36)  6,736     (488)   (393)  (4,923)  (2,499)
Provision for income taxes..................      --      --       --      --       --       --
                                              ------   -----   ------   -----   ------   ------
Net profit (loss) from Continuing
  Operations................................     (36)  6,736     (488)   (393)  (4,923)  (2,499)
Net loss from Discontinued Operations.......  (1,224)   (952)      --      --       --       --
                                              ------   -----   ------   -----   ------   ------
Net profit (loss)...........................  (1,260)  5,784     (488)   (393)  (4,923)  (2,499)
                                              ------   -----   ------   -----   ------   ------

                                                A$      A$       A$      A$       A$       US$
                                              ------   -----   ------   -----   ------   -------
Net profit (loss) per share
On continuing operations....................      --    2.87    (0.21)  (0.07)    (.78)    (.40)
On discontinued operations..................   (0.03)  (0.41)      --      --       --       --
                                              ------   -----   ------   -----   ------   ------
                                               (0.03)   2.46    (0.21)  (0.07)    (.78)    (.40)
                                              ------   -----   ------   -----   ------   ------

                                              NUMBER   NUMBER   NUMBER   NUMBER   NUMBER   NUMBER
                                              ------   ------   ------   ------   ------   -------
Weighted average number of shares
  outstanding...............................  46,942   2,347     2,347   5,680     6,347    6,347
                                              ------   -----    ------   -----    ------   ------

                                                A$      A$       A$      A$       A$       US$
                                              ------   -----   ------   -----   ------   -------
Total assets................................       1   4,518      663      51        1        1
Total liabilities...........................   3,507   3,814    4,302     499      905      459
                                              ------   -----   ------   -----   ------   ------
Stockholders' equity (deficiency)...........  (3,506)    704   (3,639)   (448)    (904)    (458)
                                              ======   =====   ======   =====   ======   ======

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FOREIGN CURRENCY TRANSLATION

     The majority of the Company's administrative operations are in Australia and, as a result, its accounts are maintained in Australian dollars. The income and expenses of its foreign operations are translated into Australian dollars at the average exchange rate prevailing during the period. Assets and liabilities of the foreign operations are translated into Australian dollars at the period-end exchange rate. The following table shows the average rates of exchange of the Australian dollar compared with the US dollar during the periods indicated.

YEAR ENDED
JUNE 30
----------
1997.....................................................  A$1.00 = US$0.746
1998.....................................................  A$1.00 = US$0.620
1999.....................................................  A$1.00 = US$0.661
2000.....................................................  A$1.00 = US$0.602
2001.....................................................  A$1.00 = US$0.508

RESULTS OF OPERATIONS

  YEAR ENDED JUNE 30, 2001 VERSUS YEAR ENDED JUNE 30, 2000

     Total costs and expenses have increased from A$393,000 for the year ended June 30, 2000 to A$407,000 (US$207,000) for the year ended June 30, 2001. The increase was a net result of:

          i) A decrease in interest expense from A$80,000 to A$69,000(US$35,000) as a result of the conversion of the debt owing to Chevas Pty Ltd, a company associated with Mr. J.I. Gutnick, President of Bay Resources Ltd., into equity in the Company in the prior fiscal year and the full effect of lower debt levels has been reflected in the interest cost in the current fiscal year.

          ii) A decrease in legal, accounting and professional costs from A$69,000 to A$43,000 (US$22,000). In the prior fiscal year, substantial work was undertaken in regard to the Company's proposed new B2B internet activities for which there was no comparable work in the current fiscal year.

          iii) An increase in administrative costs from A$244,000 to A$295,000 (US$150,000) as a result of the work undertaken on a proposed investment in St. Andrew Goldfields Ltd whereas in the prior year, the costs related to the proposed new business activity of the Company in the area of B2B internet.

     Accordingly, the loss from continued operations increased from A$393,000 for the year ended June 30, 2000 to A$407,000 (US$207,000) for the year ended June 30, 2001.

     During the year ended June 30, 2001 the Company recognised the permanent decline of its investment in SCNV and recorded a loss of A$4,516,000.

     The Company was not required to provide for income tax during the years ended June 30, 2001 or 2000.

     The net loss amounted to A$4,923,000 (US$2,499,000) for the year ended June 30, 2001 compared to a net loss of A$393,000 for the year ended June 30, 2000. The net loss per common equivalent share was A$.78 (US$.40) compared with a net loss with a common equivalent share of A$0.07 in the prior year.

  YEAR ENDED JUNE 30, 2000 VERSUS YEAR ENDED JUNE 30, 1999

     Total costs and expenses have decreased from A$488,000 for the year ended June 30, 1999 to A$393,000 for the year ended June 30, 2000. The decrease was a net result of:

          i) A decrease in interest expense from A$321,000 to A$80,000 as a result of the conversion of the debt owing to Chevas Pty Ltd, a company associated with Mr. J.I. Gutnick, President of Bay Resources Ltd, into equity in the Company.

          ii) An increase in legal, accounting and professional costs from A$34,000 to A$69,000 as a result of work undertaken in regard to the Company's proposed new B2B internet activities.

          iii) An increase in administrative costs from A$133,000 to A$244,000 as a result of the work undertaken in regard to the proposed new business activity of the Company in the area of B2B internet.

     Accordingly, the loss from operations decreased from A$488,000 for the year ended June 30, 1998 to A$393,000 for the year ended June 30, 2000.

     The Company was not required to provide for income tax during the years ended June 30, 2000 or 1999.

     The net loss amounted to A$393,000 for the year ended June 30, 2000 compared to a net loss of A$488,000 for the year ended June 30, 1999. The net loss per common equivalent share was A$0.07 compared with a net loss with a common equivalent share of A$0.21 in the prior year.

LIQUIDITY AND CAPITAL RESOURCES

     As of June 30, 2001 the Company had the short-term obligations of A$264,000 (US$134,000) consisting of accounts payable and accrued expenses.

     The Company also had long-term obligations of A$641,000 (US$325,000) at June 30, 2001 which were amounts owed to Chevas Pty Ltd of which Mr. J.I. Gutnick, President of the Company, is a Director.

     The Company anticipates that it will be able to defer repayment of certain of its short-term loan commitments until it has sufficient liquidities to enable these loans to be repaid or other arrangements can be put in place for repayment of these debts. Other than the arrangements noted above, the Company has not confirmed any other arrangements for ongoing funding. As a result, the Company may be required to raise funds by additional debt or equity offerings and or increased revenues for operations in order to meet its cash flow requirements during the forthcoming year of which there can be no assurance.

CAUTIONARY "SAFE HARBOR" STATEMENT UNDER THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

     Certain information contained in this Form 10-K are forward-looking statements within the meaning of the Private Securities Litigation Act of 1995 ("the Act"), which became law in December, 1995. In order to obtain the benefits of the "safe harbor" provisions of the Act for any such forward-looking statements, the Company wishes to caution investors and prospective investors about significant factors which, among others, have in some cases affected the Company's actual results and are in the future likely to affect the Company's actual results and cause them to differ materially from those expressed in any such forward-looking statements. This Form 10-K contains forward-looking statements relating to future financial results. Actual results may differ as a result of factors over which the Company has no control, including the strength of domestic and foreign economies, slower than anticipated completion of research and development projects, and movements in foreign exchange rates.

IMPACT OF AUSTRALIAN TAX LAW

     Australian resident corporations are subject to Australian income tax on their non-exempt worldwide assessable income (which includes capital gains), less allowable deductions, at the rate of 36%. Foreign tax credits are allowed where tax has been paid on foreign source income, provided the tax credit does not exceed 36% of the foreign source income.

     Under the U.S./Australia tax treaty, a U.S. resident corporation such as the Company is subject to Australian income tax on net profits attributable to the carrying on of a business in Australia through a "permanent establishment" in Australia. A "permanent establishment" is a fixed place of business through which the business of an enterprise is carried on. The treaty limits the Australian tax on interest and royalties paid by an Australian business to a U.S. resident to 10% of the gross interest or royalty income unless it relates to a permanent establishment. Although the Company considers that it does not have a permanent establishment in Australia, it may be deemed to have such an establishment due to the location of its administrative offices in Melbourne. In addition the Company may receive interest or dividends from time to time.

IMPACT OF AUSTRALIAN GOVERNMENTAL, ECONOMIC, MONETARY OR FISCAL POLICIES

     Although Australian taxpayers are subject to substantial regulation, the Company believes that its operations are not materially impacted by such regulations nor is it subject to any broader regulations or governmental policies than most Australian taxpayers.

ITEM 7A.  NOT APPLICABLE

ITEM 8.  SEE ITEM 14

ITEM 9.  NOT APPLICABLE

                                    PART III

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     The following table sets out certain information in relation to each person who held a position of Director and/or executive officer of the Company during the year ended June 30, 2001.

NAME                                        AGE                     POSITION(S) HELD
----                                        ---                     ----------------
Joseph Gutnick............................  49    Chairman of the Board President, Chief Executive
                                                  Officer and Director.
David Tyrwhitt............................  63    Director.
Peter Lee.................................  44    Director, Secretary, Chief Financial Officer and
                                                  Chief Accounting Officer.
Marcus Solomon............................  38    Director
David Prentice............................  37    Director
(Appointed March 2001)
Dov Farkas................................  26    Director
(Appointed March 2001)
Ian Currie................................  40    Director
(resigned March 2001)

     Joseph Gutnick. Mr. Gutnick has been the Chairman of the Board, President and Chief Executive Officer of the Company since March, 1988. Mr. Gutnick has been a Director of numerous public listed companies in Australia specialising in the mining sector since 1980, including Centaur Mining and Exploration Limited ("Centaur"), (whose American Depositary Receipts are publicly traded in the United States on NASDAQ pursuant to a sponsored ADR program), and Johnson's Well Mining N.L. ("Johnson's Well") (whose ordinary shares, together with Centaur's, are publicly traded in the U.S. in the over-the-counter market). Mr. Gutnick is Executive Chairman of Tahera Corporation, a company that is listed on Toronto Stock Exchange. Mr. Gutnick was appointed a Director of the World Gold Council in November 1999. He is a Fellow of the Australasian Institute of Mining & Metallurgy and the Australian Institute of Management.

     David Tyrwhitt. Dr. Tyrwhitt was appointed a Director of the Company in November, 1996. He is a geologist, holding a Bachelor of Science and Phd degrees and has 39 years experience in mineral exploration and management development and operation of gold mines in Australia. Dr. Tyrwhitt is a Director of several public listed companies in Australia in the mining industry, including Centaur Mining and Exploration Limited ("Centaur"), (whose American Depositary Receipts are publicly traded in the United States on NASDAQ pursuant to a sponsored ADR program), and Johnson's Well Mining N.L. ("Johnson's Well") (whose ordinary shares, together with Centaur's, are publicly traded in the U.S. in the over-the-counter market).

     Peter Lee. Mr. Lee has been Chief Financial Officer and Chief Accounting Officer since August, 1989 and was appointed a Director of the Company in February, 1996. Mr. Lee is a Member of the Institute of Chartered Accountants in Australia, a Fellow of the Chartered Secretaries Australia Ltd., and holds a Bachelor of Business (Accounting) from Royal Melbourne Institute of Technology. He has over 20 years commercial experience and is currently General Manager Corporate and Company Secretary of several listed public companies in Australia, including Centaur Mining and Exploration Limited ("Centaur"), (whose American Depositary Receipts are publicly traded in the United States on NASDAQ pursuant to a sponsored ADR program), and Johnson's Well Mining N.L. ("Johnson's Well") (whose ordinary shares, together with Centaur's, are publicly traded in the U.S. in the over-the-counter market).

     Marcus Solomon. Mr. Solomon is a partner of the legal firm Gadens Lawyers in Perth, Western Australia where he was appointed partner in 1994 and currently heads the National Gadens Lawyers Native Title Group. He holds a Bachelor of Laws with First Class Honors from the University of Western Australia which includes an Honor dissertation on fiduciary obligations in Mining Joint Ventures. Mr. Solomon has extensive experience in resources law, property matters, general commercial litigation and in particular, is recognized nationally as a leader in Native Title law particularly as it affects resource projects.

     David Prentice. Mr. Prentice has over 13 years experience in the mining industry in both land management and business development. He has extensive experience in managing the commercial aspects of publicly listed exploration and mining companies, including business and project analysis support (playing an active role in the growth of companies by assisting with the identification and analysis of potential acquisition opportunities), negotiating and managing land access and Joint Venture agreements and managing legislative compliance (including Native Title, Environmental and Mining legislation across Australia).

     Dov Farkas. Mr. Farkas has been responsible since January 2000 for the investor relations activities of six public listed companies in the resources and biotechnology fields, namely Astro Mining N.L., Autogen Limited, Bay Resources Ltd, Gutnick Resources N.L., Johnson's Well Mining N.L. and Quantum Resources Limited. Prior to that time, Mr Farkas was employed by the Swiss commodities trading group Glencore International AG, in the global coal trading division based in Sydney. During this four-year period at Glencore, the coal trading division grew to become the world's largest coal trading company.

ITEM 11.  EXECUTIVE COMPENSATION.

     No officer individually and no group of officers and Directors received any compensation for their services on behalf of, or rendered to, the Company for the fiscal year ended June 30, 2001, other than as noted below.

     In accordance with the Service Agreement, the Company paid AWI Admin A$267,000 for the fiscal year ended June 30, 2001, for services rendered and facilities provided by AWI Admin to the Company, including the services of the Company's Chief Executive Officer and Chief Financial Officer.

     For additional information about the Service Agreement and the Consulting Agreement see "Item 1 -- Business -- Employees" and "Item 13 -- Certain Relationships and Related Transactions".

     The Board of Directors has established a policy that the Company will not guarantee loans to, or accept notes from, officers, Directors or employees of the Company or any members of their families unless such loans or notes are approved by a majority of the disinterested non-employee Directors of the Company, who shall determine that such loans may reasonably be expected to benefit the Company.

COMPENSATION PURSUANT TO PLANS

     The Company does not directly employ any employees nor does it have any pension or profit sharing plans and no contributions were made to any employee benefit or health plan during the year ended June 30, 2001.

COMPENSATION TO DIRECTORS

     It is the policy of the Company to reimburse Directors for reasonable travel and lodging expenses incurred in attending Board of Directors meetings. In the year ended June 30, 2001 the Directors were paid A$76,283 for services as a Director of the Company.

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets out, to the best of the Company's knowledge, the numbers of shares in the Company beneficially owned as at June 30, 2001 by:

          (i) each of the present Executive Officers and Directors of the Company,

          (ii) each person (including any "group" as that term is defined in Section 13(d)(3) of the Securities Exchange Act) who beneficially owns more than 5% of the Common Stock, and

          (iii)  all present Directors and officers of the Company as a group.

                                                               NUMBER OF           PERCENTAGE OF
NAME                                                          SHARES OWNED           SHARES(1)
----                                                          ------------         -------------
Edensor Nominees Pty Ltd....................................   5,002,310               78.8%
Joseph Gutnick..............................................   5,053,960(2)(3)         79.6%
                                                                        (4)(6)(7)
Stera Gutnick...............................................   5,028,310(4)(7)         79.2%
David Tyrwhitt..............................................          --(2)              --
Peter Lee...................................................          --(2)              --
Marcus Solomon..............................................          --(5)              --
David Prentice..............................................          --(2)              --
Dov Farkas..................................................          --(2)              --
                                                               ---------               ----
All officers and Directors As a group.......................   5,053,960               79.6%
                                                               ---------               ----

NOTES RELATING TO ITEM 12:

     (1) Based on 6,347,089 shares outstanding

     (2) Does not include:

          (i) 47,082 shares of Common Stock beneficially owned by Autogen, or

          (ii) 8,949 shares of Common Stock beneficially owned Gutnick Resources NL, or

          (iii) 27,079 shares of Common Stock beneficially owned by Australian Gold Resources Limited, or

          (iv) 1,918 shares of Common Stock beneficially owned by Quantum Resources Limited, or

          (v) 229,489 shares of Common Stock beneficially owned by AWI Admin,

     of which companies Messrs. Gutnick, Lee, Prentice, Farkas and Dr. Tyrwhitt are officers and/or Directors, as they disclaim beneficial ownership of those shares.

     (3) Does not include 2,500 shares of Common Stock beneficially owned by the Company.

     (4) Includes 5,002,310 shares of Common Stock owned by Edensor Nominees Pty Ltd and 26,000 shares of Common Stock owned by Pearlway Investments Proprietary Limited, of both of which Mr. Joseph Gutnick, Stera M. Gutnick and members of their family are officers, Directors and principal stockholders.

     (5) Does not include 8,949 shares of Common Stock beneficially owned by GKR a company of which Mr. Solomon is Director however he disclaims beneficial ownership to those shares.

     (6) Joseph Gutnick is the beneficial owner of 25,650 shares of Common
Stock.

     (7) Joseph Gutnick and Stera Gutnick are husband and wife.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In accordance with the Service Agreement AWI Admin provides the Company with the services of the Company's Chief Executive Officer, Chief Financial Officer and clerical employees, as well as office facilities, equipment, administrative and clerical services. As compensation therefore, the Company pays AWI Admin for the actual costs of such facilities plus a maximum service fee of 15%. The Company paid AWI Admin A$267,000 in respect of the Service Agreement for the fiscal year ended June 30, 2001, A$205,029 for the fiscal year ended June 30,2000 and A$74,852 for the fiscal year ended June 30,1999. The Service Agreement may be terminated by written notice by either party.

     Chevas Pty Ltd, a company associated with the President of the Company, Joseph Gutnick, has provided loan funds to enable the Company to meet its liabilities and has paid certain expenses on behalf of the Company. At June 30, 1999 the Company had a liability to Chevas of A$4,006,027. During the 2000 fiscal year, Chevas paid expenses totalling A$76,548 on behalf of the Company, loaned a further A$212,000 to the Company and charged A$56,410 in interest to the Company on the loan account. During the 2000 fiscal year, the Company issued 4,000,000 shares to Edensor Nominees Pty Ltd, a company associated with the President of the Company, Joseph Gutnick, in lieu of repayment of the liability owing to Chevas which amounted to A$4,076,000 at the time of the issue. During the 2001 fiscal year, chevas loaned a further A$378,630 and charged A$48,796 in interest to the Company on the loan account. At June 30,2001, the Company owed Chevas A$641,572.

     Chevas charges interest to the Company on outstanding balances of the loan account at the ANZ Banking Group Limited reference rate for overdrafts over A$100,000 plus 1%. In accordance with this formula, the actual interest rate charged during the 2001 fiscal year varied between 8.25% and 9.95%.

     On January 20, 2000, the Company issued 8,000,000 options over fully paid shares in the capital of the Company at an issue price of US$0.01 per option and an exercise price of US$1.00 per option to Edensor. The options have a term of 5 years with a non-exercise period of 2 years subject to a further board approval for Edensor Nominees Pty Ltd, either directly of indirectly, to exercise options in the case of a further requirement of the Company to raise working capital. On March 22, 2001, the Directors agreed to extend the term of the options from 5 years to 10 years.

TRANSACTIONS WITH MANAGEMENT

     The Company has a policy that it will not enter into any transaction with an officer, Director or affiliate of the Company or any member of their families unless the transaction is approved by a majority of the disinterested Directors of the Company and the disinterested majority determines that the terms of the transaction are no less favourable to the Company than the terms available from non-affiliated third parties or are otherwise deemed to be fair to the Company at the time authorised.

                                    PART IV

ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

     (a) CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO.

     (i) The Consolidated Financial Statements and Notes thereto listed on the Index at page 1 of this Annual Report on Form 10-K are filed as a part of this Annual Report.

     (ii) The Financial Data schedule as required by Item 601(c) of Regulation S-K is filed as part of this Annual Report.

     (iii) The consolidated balance sheet of SCNV Acquisition Corp. and subsidiaries as at June 30, 2001 and the related consolidated statements of operations, cash flows and changes in shareholders' equity for the fiscal year ended June 30, 2001 and the auditor's report thereon contained in SCNV's Annual Report on Form 10KSB for its fiscal year ended June 30, 2001 (File No. 0-29624) are incorporated herein by reference (with the exception of the specific information and report referred to, no part of the SCNV Annual Report on Form 10-K is deemed a part of this Report).

(B) EXHIBITS

     The Exhibits to this Annual Report on Form 10-K are listed in the Exhibit Index at page 19 of this Annual Report.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Annual Report to be signed on its behalf by the undersigned, thereunto duly authorised.

                                          BAY RESOURCES LTD.
                                          (Registrant)

                                          By:/S/ Peter J Lee
                                            ------------------------------------
                                                        Peter J. Lee
                                                    Director, Secretary,
                                                  Chief Financial Officer
                                                  and Principal Financial
                                                   and Accounting Officer

Dated: September 24, 2001

                                   FORM 10-K

                                 SIGNATURE PAGE

     Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                   TITLE                      DATE
                    ---------                                   -----                      ----

1.                /s/ Joseph Gutnick                    Chairman of the Board,      September 24, 2001
     ---------------------------------------------       President and Chief
                    Joseph Gutnick                   Executive Officer (Principal
                                                       Executive Officer), and
                                                              Director.


2.                /s/ David Tyrwhitt                          Director.             September 24, 2001
     ---------------------------------------------
                    David Tyrwhitt


3.                /s/ Marcus Solomon                          Director.             September 24, 2001
     ---------------------------------------------
                    Marcus Solomon


4.                   /s/ Peter Lee                    Director, Secretary, Chief    September 24, 2001
     ---------------------------------------------      Financial Officer and
                       Peter Lee                       Principal Financial and
                                                         Accounting Officer.


5.                /s/ David Prentice                          Director.             September 24, 2001
     ---------------------------------------------
                    David Prentice


6.                  /s/ Dov Farkas                            Director.             September 24, 2001
     ---------------------------------------------
                      Dov Farkas

                                 EXHIBIT INDEX

INCORPORATED BY     EXHIBIT
REFERENCE TO:         NO.                               EXHIBIT
---------------     -------                             -------
(1)  Exhibit 3.1      3.1     Certificate of Incorporation of the Registrant.
(1)  Exhibit 3.2      3.2     By-laws of the Registrant.
(2)  Exhibit B        3.3     Amendment to Certificate of Incorporation
(5)  Exhibit A        3.4     Amendment to Certificate of Incorporation
                      3.5     Amendment to Certificate of Incorporation
                              dated October 17, 2000.
(6)  Exhibit          3.4
(3)  Exhibit 10.5    10.4     Service Agreement dated November 25, 1988, by and between
                              the Registrant and AWI Administration Services Pty Limited.
(4)  Exhibit 10.5    10.5     Form of Stock Purchase Agreement among Baynet, Solmecs and
                              SCNV.
     Exhibit        21*       List of Subsidiaries as at June 30, 2001.

---------------

* Filed herewith

        FINANCIAL STATEMENTS FOR THE YEARS ENDED JUNE 30, 2000 AND 2001.

                               BAY RESOURCES, LTD
 Audited Consolidated Financial Statements for the Company and its Subsidiaries
   for the year ended June 30, 2000 and audited Financial Statements for the
                   Company for the year ended June 30, 2001.

(1) Registrant's Registration Statement on Form S-1 (File No. 33-14784).

(2) [Registrant's Definitive Information Statement dated June 5, 1998].

(3) [Registrant's Annual Report on Form 10-K for the fiscal year ended June 27, 1989.]

(4) [Registrant's Form 8-K filed on July 21, 1998]

(5) [Registrant's Definitive Information Statement dated August 11, 1999]

(6) [Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2000]

                                                                      EXHIBIT 21

                    LIST OF SUBSIDIARIES AS AT JUNE 30, 2001

                               BAYNEX.COM PTY LTD

                          BAYNET INTERNATIONAL PTY LTD

                      BAY RESOURCES LTD, AND SUBSIDIARIES

               (FORMERLY BAYNET LTD AND BAYOU INTERNATIONAL, LTD)

                       CONSOLIDATED FINANCIAL STATEMENTS

                             JUNE 30, 2001 AND 2000

                      (WITH INDEPENDENT AUDITOR'S REPORT)

                                    CONTENTS

                                                              PAGE
                                                              ----
Report of Independent Auditor...............................     20
Consolidated Balance Sheets.................................     21
Consolidated Statements of Operations.......................     22
Consolidated Statements of Stockholders' Equity.............     23
Consolidated Statements of Cash Flows.......................     24
Notes to Consolidated Financial Statements..................  25-28

DAVID T. THOMSON P.C.                                CERTIFIED PUBLIC ACCOUNTANT

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of Bay Resources, Ltd

     I have audited the accompanying consolidated balance sheets of Bay Resources, Ltd (formerly Baynet Ltd and Bayou International, Ltd) (a Delaware corporation) and Subsidiaries at June 30, 2001 and 2000 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three year period ended June 30, 2001. These consolidated financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these consolidated financial statements based on my audits.

     I conducted my audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

     In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bay Resources, Ltd. and Subsidiaries at June 30, 2001 and 2000 and the results of its operations and its cash flows for each of three years in the period ended June 30, 2001, in conformity with generally accepted accounting principles in the United States of America.

     The accompanying consolidated financial statements have been prepared assuming that the Company and its subsidiaries will continue as going concerns. As discussed in Note (6) to the consolidated financial statements, the Company and its subsidiaries have suffered recurring losses from operations, have no net working capital and have stockholders' deficits. These factors raise substantial doubt as to the consolidated entity's ability to continue as a going concern. Management's plans in regard to these matters are discussed in Note (6). The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Salt Lake City, Utah
September 24, 2001

                                          David T. Thomson

               P.O. Box 571605, Murray, Utah 84157 (801) 966 9481

                      BAY RESOURCES, LTD. AND SUBSIDARIES
               (FORMERLY BAYNET LTD AND BAYOU INTERNATIONAL, LTD)

                          CONSOLIDATED BALANCE SHEETS
                             JUNE 30, 2001 AND 2000

                                                                                    CONVENIENCE
                                                              AUSTRALIAN DOLLARS    TRANSLATION
                                                              -------------------   -----------
                                                              A$000'S    A$000'S     US$000'S
                                                                2000       2001        2001
                                                              --------   --------   -----------
ASSETS
Current Assets:
  Cash......................................................  $      2   $      1    $      1
Total Current Assets........................................         2          1           1
                                                              --------   --------    --------
Other Assets:
Investments.................................................        49         --          --
Organisational Costs, net...................................        --         --          --
                                                              --------   --------    --------
Total Other Assets..........................................        49         --          --
                                                              --------   --------    --------
Total Assets................................................  $     51   $      1    $      1
                                                              ========   ========    ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts Payable and Accrued Expenses.....................  $    285   $    264    $    134
                                                              --------   --------    --------
Total Current Liabilities...................................       285        264         134
Long-Term Debt..............................................       214        641         325
                                                              --------   --------    --------
Total Liabilities...........................................       499        905         459
                                                              --------   --------    --------
Stockholders' Equity (Deficit):
Common stock: $.0001 par value 25,000,000 shares authorised,
  6,347,089 shares issued and outstanding...................         1          1           1
Less Treasury Stock, at Cost, 2,500 shares..................       (20)       (20)        (10)
Additional Paid-in-Capital..................................    25,175     25,175      12,778
Accumulated Other Comprehensive Loss........................    (6,456)    (1,989)     (1,009)
Retained Deficits...........................................   (19,148)   (24,071)    (12,218)
                                                              --------   --------    --------
          Total Stockholders' Deficit.......................      (448)      (904)       (458)
                                                              --------   --------    --------
Total Liabilities and Stockholders' Deficit.................  $     51   $      1    $      1
                                                              ========   ========    ========

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                      BAY RESOURCES, LTD. AND SUBSIDIARIES
               (FORMERLY BAYNET LTD AND BAYOU INTERNATIONAL, LTD)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE YEARS ENDED JUNE 30, 2001, 2000 AND 1999

                                                                                     CONVENIENCE
                                                                                     TRANSLATION
                                                         A$000'   A$000'   A$000'     US$000'S
                                                          1999     2000     2001        2001
                                                         ------   ------   -------   -----------
Revenues...............................................  $   --   $   --   $    --     $    --
                                                         ------   ------   -------     -------
Cost and expenses
Interest Expense.......................................     321       80        69          35
Legal, Accounting & Professional.......................      34       69        43          22
Administrative.........................................     133      244       295         150
                                                         ------   ------   -------     -------
                                                            488      393       407         207
                                                         ------   ------   -------     -------
Loss from Operations...................................    (488)    (393)     (407)       (207)
                                                         ------   ------   -------     -------
Foreign Currency Exchange Gain (Loss)..................      --       --        --          --
Permanent decline of Investment........................      --       --    (4,516)     (2,292)
                                                         ------   ------   -------     -------
                                                             --       --    (4,516)     (2,292
                                                         ------   ------   -------     -------
Profit (Loss) before Income Tax........................    (488)    (393)   (4,923)     (2,499)
Provision for Income Tax...............................      --       --        --          --
                                                         ------   ------   -------     -------
Net Profit (Loss)......................................  $ (488)  $ (393)  $(4,923)    $(2,499)
                                                         ======   ======   =======     =======
Earnings (Loss) per Common Equivalent Shares From
  Continuing Operations................................  $ (.21)  $ (.07)  $  (.78)    $  (.40)
                                                         ======   ======   =======     =======
Weighted Number of Common Equivalent Shares
  Outstanding..........................................   2,347    5,680     6,347       6,347
                                                         ======   ======   =======     =======

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                      BAY RESOURCES, LTD AND SUBSIDIARIES
               (FORMERLY BAYNET LTD AND BAYOU INTERNATIONAL, LTD)

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                          JUNE 30, 2001, 2000 AND 1999

                                                                                       ACCUMULATED
                                          COMMON    TREASURY              RETAINED        OTHER
                                           STOCK    STOCK, AT   PAID-IN   EARNINGS    COMPREHENSIVE
                                SHARES    AMOUNT      COST      CAPITAL   (DEFICIT)       LOSS         TOTAL
                                -------   -------   ---------   -------   ---------   -------------   -------
                                 000'S    A$000'S    A$000'S    A$000'S    A$000'S       A$000'S      A$000'S
Balance June 30, 1998.........   46,942   $9,388      $(20)     $11,592   $(18,267)      $(1,989)     $   704
Comprehensive Income
Net loss......................       --       --        --           --       (488)           --         (488)
Net unrealised loss on
  marketable securities.......       --       --        --           --         --        (3,855)      (3,855)
                                                                                                      -------
Total Comprehensive Income....                                                                         (4,343)
                                -------   -------     ----      -------   --------       -------      -------
Balance June 30, 1999.........   46,942    9,388       (20)      11,592    (18,755)       (5,844)      (3,639)
Comprehensive Income
20 for 1 Reverse Stock Split
  and par value change........  (44,595)  (9,387)       --        9,387         --            --           --
Issuance of 4,000,000 shares
  in lieu of debt repayment...    4,000       --        --        4,076         --            --        4,076
Sale of 8,000,000 options to
  purchase common stock.......       --       --        --          120         --            --          120
Net loss......................       --       --        --           --       (393)           --         (393)
Net unrealised loss on
  marketable securities.......       --       --        --           --         --          (612)        (612)
                                                                                                      -------
Total Comprehensive Income....                                                                         (1,005)
                                -------   -------     ----      -------   --------       -------      -------
Balance June 30, 2000.........    6,347   $    1      $(20)     $25,175   $(19,148)      $(6,456)        (448)
Comprehensive Income Net
  unrealised loss on
  marketable securities.......       --       --        --           --         --           (49)         (49)
Net loss......................       --       --        --           --     (4,923)        4,516         (407)
                                                                                                      -------
Total Comprehensive Income....                                                                           (456)
                                -------   -------     ----      -------   --------       -------      -------
Balance June 30, 2001.........    6,347   $    1      $(20)     $25,175   $(24,071)      $(1,989)        (904)
                                =======   =======     ====      =======   ========       =======      =======

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                      BAY RESOURCES, LTD. AND SUBSIDIARIES
               (FORMERLY BAYNET LTD AND BAYOU INTERNATIONAL, LTD)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED JUNE 30, 2001, 2000 AND 1999

                                                                                       CONVENIENCE
                                                                                       TRANSLATION
                                                         A$000'S   A$000'S   A$000'S    US$000'S
                                                          1999      2000      2001        2001
                                                         -------   -------   -------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)......................................   $(488)   $ (393)   $(4,923)    $(2,499)
Adjustments............................................      --        --         --          --
Foreign Currency Translation...........................      --        --         --          --
Depreciation & Amortisation............................      --        --         --          --
Permanent Decline of Investment........................      --        --      4,516       2,292
Net Change In:
Organisation Cost......................................      --         1         --          --
Accounts Payable and Accrued Expenses..................      67       (11)       (21)        (10)
                                                          -----    ------    -------     -------
Net Cash Used in Continuing Operations.................    (421)     (403)      (428)       (217)
Net Cash (used in) Discontinued Operations.............      --        --         --          --
                                                          -----    ------    -------     -------
Net Cash (used in) Operating Activities................    (421)     (403)      (428)       (217)
                                                          -----    ------    -------     -------
CASH FLOWS FROM INVESTING ACTIVITIES
Investments in Treasury Stock..........................      --        --         --          --
Investments in Subsidiaries............................      --        --         --          --
Net Proceeds from Investments..........................      --        --         --          --
                                                          -----    ------    -------     -------
Net Cash Provided by (Used in) Investing Activities....      --        --         --          --
                                                          -----    ------    -------     -------
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowing From Affiliates..............................     421       284        427         217
Sale of Options........................................      --       120         --          --
New Borrowing..........................................      --        --         --          --
                                                          -----    ------    -------     -------
Net Cash Provided by (Used in) Financing Activities....     421       404        427         217
                                                          -----    ------    -------     -------
Net Increase (Decrease) in Cash........................      --         1         (1)         --
Cash at Beginning of Year..............................       1         1          2           1
                                                          -----    ------    -------     -------
Cash at End of Year....................................   $   1    $    2    $     1     $     1
                                                          =====    ======    =======     =======
Supplemental Disclosures
Common Stock Issued in Lieu of Debt Repayment..........      --     4,076         --          --
Interest Paid (Net Capitalised)........................     321        80         69          35
Income Taxes Paid......................................      --        --         --          --

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                      BAY RESOURCES, LTD. AND SUBSIDIARIES
               (FORMERLY BAYNET LTD AND BAYOU INTERNATIONAL, LTD)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2001 AND 2000

(1) ORGANIZATION

     Bay Resources, Ltd. ("Bay") is incorporated in the State of Delware. The principal shareholder of Bay is Edensor Nominees Proprietary Limited ("Edensor"), an Australian corporation. Edensor owned 78.8% of Bay as of June 30, 2001. Bay acquired a controlling interest on September 3, 1987 in former subsidiary, Solmecs Corporation N.V. ("Solmecs") and 100% ownership on January 2, 1992. Bay sold its interest in Solmecs effective June 5, 1998. During fiscal 1998, Bay incorporated a further subsidiary, Baynex.com Pty Ltd (formerly Bayou Australia Pty Ltd), under the laws of Australia. Baynex.com has not traded since incorporation. On August 21, 2000 the Company incorporated a new wholly owned subsidiary, Bay International Pty Ltd, a corporation incorporated under the laws of Australia.

(2) ACCOUNTING POLICIES

     The following is a summary of the significant accounting policies followed in connection with the preparation of the consolidated financial statements.

  (a) CONSOLIDATION

     The consolidated financial statements include the accounts of Bay and the 100% interest it holds in Baynex.com Pty Ltd and Baynet International Pty Ltd. All significant intercompany transactions and balances have been eliminated in consolidation.

  (b) FOREIGN CURRENCY TRANSLATION

     The majority of Bay's administrative operations are in Australia and as a result its accounts are maintained in Australian dollars. The income and expenses of its foreign operations are translated into Australian dollars at the average exchange rate prevailing during the period. Assets and liabilities of the foreign operations are translated into Australian dollars at the period-end exchange rate.

  (c) CHANGE IN NAME

     On September 27, 1999 the Company changed its name from Bayou International, Ltd to Baynet, Ltd and in October 2000 changed its name to Bay Resources, Ltd.

  (d) FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by Bay to estimate the fair values of financial instruments as disclosed herein:

          (i) Cash and Equivalents -- The carrying amount approximates fair value because of the short period to maturity of the instruments.

          (ii) Investment Securities -- For both trading securities and available-for-sale securities, the carrying amounts approximate fair value.

          (iii) Long-term Debt -- The fair value of long-term debt is estimated based on interest rates for the same or similar debt offered to Bay having the same or similar remaining maturities and collateral requirements.

                      BAY RESOURCES, LTD. AND SUBSIDIARIES
               (FORMERLY BAYNET LTD AND BAYOU INTERNATIONAL, LTD)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  (e) INVESTMENT SECURITIES

     Management determines the appropriate classification of investment securities at the time they are acquired and evaluates the appropriateness of such classification at each balance sheet date. The classification of these securities and the related accounting policies are as follows:

          (i) Trading securities are held for resale in anticipation of short-term fluctuations in market prices. Trading securities consisting primarily of actively traded marketable equity securities are stated at fair value. Realised and unrealised gains and losses are included in income.

          (ii) Available-for-sale securities consist of marketable equity securities not classified as trading securities. Available-for-sale are stated at fair value and unrealised holding gains and losses net of the related deferred tax effect, are reported as a separate component of stockholders' equity.

          (iii) Dividends on marketable equity securities are recognised in income when declared. Realised gains and losses are included in income. Realised gains and losses are determined on the actual cost of the securities sold.

  (f) CASH AND CASH EQUIVALENTS

     Bay considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents. For the periods presented there were no cash equivalents.

  (g) PROPERTY AND EQUIPMENT

     Property and equipment is stated at the lower of historical cost or market or in the case of acquisitions from related parties at the lower of historical cost to the related party or market. Depreciation is computed over a period covering the estimated useful life of the applicable property and equipment.

  (h) INCOME TAX

     Income taxes are provided on financial statement income. For the periods presented there was no taxable income. There are no deferred income taxes resulting from timing differences in reporting certain income and expense items for income tax and financial accounting purposes. Bay at this time is not aware of any net operating losses which are expected to be realised.

  (i) EARNINGS (LOSS) PER SHARE

     Primary (loss) per share is computed based on the weighted average number of common shares and common share equivalents outstanding during the period.

  (j) CONVENIENCE TRANSLATION TO US$

     The consolidated financial statements at June 30, 2001 have been translated into United States dollars using the rate of exchange of the United States dollar at June 30, 2001 (AUS $1.00=US $0.5076). The translation was made solely for the convenience of readers in the United States.

  (k) USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

                      BAY RESOURCES, LTD. AND SUBSIDIARIES
               (FORMERLY BAYNET LTD AND BAYOU INTERNATIONAL, LTD)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(3) INVESTMENT SECURITIES

     The following is a summary of Investment Securities, 2000 and 2001:

                                                              A$000'S   A$000'S
                                                               2000      2001
                                                              -------   -------
Investment, Cost method
Available for Sale Securities...............................  $ 4,516   $ 4,516
Marketable Equity Securities, at cost.......................       --        --
Gross Realised Loss or impairment...........................       --    (4,516)
Gross Unrealised Losses.....................................   (4,467)       --
                                                              -------   -------
Marketable Equity Securities, at fair value.................  $    49   $    --
                                                              =======   =======

     The investment using this cost method is carried at cost. Dividends received from the investment carried at cost are included in other income. Dividends received in excess of the Company's proportionate share of accumulated earnings ("return of capital dividend") are applied as a reduction of the cost of the investment. No securities were sold during 2001 and 2000 and all securities were treated as available for sale for 2001 and 2000. The net unrealised loss of A$612 and A$3,855 shown in the Statement of Stockholders' Equity for 2000 and 1999 consist entirely of the change in holding loss for those periods. At June 30, 2001 the Company determined that the decline in value of its investment was permanent and has recorded a realised loss in the amount of $4,516.

(4) SHORT TERM AND LONG-TERM DEBT

     The following is a summary of Bay's borrowing arrangements as of June 30, 2000 and 2001.

                                                              A$000'S   A$000'S
                                                               2000      2001
                                                              -------   -------
LONG TERM
Loan from corporations affiliated with the President of Bay.
  Interest accrues at the ANZ Banking Group Limited rate +1%
  for overdrafts over $100,000. Repayment of loan not
  required before June 30, 2002.(1).........................   $214      $641
                                                               ====      ====

---------------

(1) $7,000 was repaid on January 20, 2000 partly through the issuance of 8,000,000 options to purchase previously unissued stock. Through the date of these financials Bay has continued to borrow from this source. The options to purchase shares expire January 20, 2010 and the exercise price is US$1.00 per share. The options were issued to a company affiliated with the President of Bay Resources Ltd.

(5) AFFILIATE TRANSACTIONS

     Bay advances to and receives advances from various affiliates. All advances between consolidated affiliates are eliminated on consolidation. At June 30, 2001 Bay had no outstanding advances to or from unconsolidated affiliated companies. $185,000 and $275,000 of accounts payable for the years shown is due to an affiliated management company.

(6) GOING CONCERN

     The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of Bay as a going concern. However, Bay has

                      BAY RESOURCES, LTD. AND SUBSIDIARIES
               (FORMERLY BAYNET LTD AND BAYOU INTERNATIONAL, LTD)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

sustained recurring losses. In addition, Bay has a net working capital deficiency which raises substantial doubts as to its ability to continue as a going concern.

     Bay anticipates that it will be able to defer repayment of certain of its short term loan commitments until it has sufficient liquidity to enable these loans to be repaid or other arrangements to be put in place.

     In addition Bay has historically relied on loans and advances from corporations affiliated with the President of Bay. Based on discussions with these affiliate companies, Bay believes this source of funding will continue to be available.

     Other than the arrangements noted above, Bay has not confirmed any other arrangement for ongoing funding. As a result Bay may be required to raise funds by additional debt or equity offerings in order to meet its cash flow requirements during the forthcoming year.

(7) SALE OF SOLMECS

     Pursuant to a stock purchase agreement dated as of June 5, 1998, the Company acquired 499,701 shares in SCNV Acquisition Corp ("SCNV"), representing approximately 24% of the issued and outstanding share capital of SCNV, in return for the whole of the share capital of Solmecs Corporation N.V., a Netherlands Antilles company which prior to the exchange was formerly a wholly owned subsidiary of the Company. The 499,701 shares has been valued at US$2,800,000 or A$4,516,000 and will be accounted for using the cost method because the Company does not exercise significant influences over SCNV's operating and financial activities (see note 4). The sale resulted in a gain of $5,899,000.

     SCNV is a Delaware corporation established May 1997 to select, develop and commercially exploit proprietary technologies, in various stages of development, invented primary by scientists who have been recently immigrated to Israel from and by scientists and institutions in Russia and other countries that formerly comprised the Soviet Union. Simultaneously with the SCNV stock acquisition by the Company, SCNV completed an initial public offering of common stock and warrants which resulted in gross proceeds of approximately US$5,900,000

     The Company has been granted certain demand and "piggyback" registration rights with respect to the SCNV shares. Notwithstanding the foregoing, the Company has agreed not to sell, grant options for sale of assign or transfer any of the SCNV shares, for a period of 24 months from the closing of the agreement which expired in June 2000. Bay Resources has requested SCNV to take the necessary steps to register Bay Resources' shareholding in SCNV. The Company does not currently have any plans to distribute the shares.

(8) INCOME TAXES

     Bay files its income tax returns on an accrual basis. Bay has carry forward losses of approximately US$17.5 million as of June 30, 2001 which expire in the years 1999 through 2012, Baynet will need to file tax returns for those years having losses on which returns have not been filed to establish the tax benefits of the NOL carryforwards. Due to the uncertainty as to realization of these losses, a valuation allowance of US$6.0 million has been recorded to offset the tax benefit of the carry forward losses. During the year ended June 30, 2001 Bay provided an additional valuation allowance of US$1.0 million.